THE ADVISORS' INNER CIRCLE FUND II
                                 KOPERNIK FUNDS

                               AMENDED SCHEDULE H
                               DATED MAY 19, 2015
                            TO THE DISTRIBUTION PLAN
                               DATED MAY 31, 2000
                          AS AMENDED NOVEMBER 16, 2004

Subject to any limitations imposed by Rule 2830(d) of the NASDs Conduct Rules, the distributor shall receive Rule 12b-1 fees, which shall be paid on a monthly basis. These fees will be calculated based on the annual rate set forth below, as applied to the average daily net assets of the respective Portfolios.

--------------------------------------------------------------------------------
PORTFOLIO                             CLASS OF SHARES               FEES
--------------------------------------------------------------------------------
Kopernik Global All-Cap Fund          Class A Shares               0.25%
--------------------------------------------------------------------------------
Kopernik International Fund           Class A Shares               0.25%
--------------------------------------------------------------------------------